EXHIBIT 99

                          Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South

                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com

FOR FURTHER INFORMATION:
AT THE COMPANY:                                  INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                   Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                             (208) 241-3704 Voice
(702) 794-9442 Fax                               (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                    Email:  etruax@aol.com

FOR IMMEDIATE RELEASE:

              RIVIERA HOLDINGS CORPORATION SETS ANNUAL MEETING DATE

            LAS VEGAS, NV - January 18, 2001 -- Riviera Holdings Corporation (AMEX: RIV) today announced that the meeting date for its 2001 Annual Meeting of Shareholders is scheduled for May 15, 2001, with a record date of April 3, 2001. The time and location of the Annual Meeting will be announced in the Company's proxy materials, which are expected to be mailed to shareholders on or about April 13, 2001.

About Riviera Holdings:

Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

Safe Harbor Statement:

The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties including expansion timetables, hotel and casino market conditions and other risks detailed from time to time in the Company's SEC reports, including the Report on Form 10-K for December 31, 1999. Actual results may differ.